UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada	H3C 2M1
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information under Item 7.01 below relating to preliminary financial information for the quarter ended March 31, 2013 is incorporated by reference into this Item 2.02.

ITEM 7.01. Regulation FD.

On April 24, 2013, Resolute Forest Products Inc. (the “Company”) announced the commencement of a private placement of $600 million aggregate principal amount of a new series of unsecured senior notes due 2023 (the “Offering”). The net proceeds from the Offering will be used to fund a tender offer and related consent solicitation for the Company’s 10.25% Senior Secured Notes due 2018 (the “Tender Offer”). The Tender Offer also commenced on April 24, 2013.

In connection with the Offering and Tender Offer, the Company will provide preliminary financial information for the quarter ended March 31, 2013 and an update concerning the funding relief measures for its Canadian registered pension plans. A copy of this information is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 7.01.

Copies of the press releases announcing the commencement of the Offering and the Tender Offer are furnished with this current report as Exhibits 99.2 and 99.3, respectively.

The Company also announced that it intends to exercise partially the accordion feature in its senior secured asset based revolving credit facility (the “ABL Credit Facility”) by adding a lender to the ABL Credit Facility, which will increase the aggregate commitment under the ABL Credit Facility to $665 million, subject to borrowing base limitations.

Cautionary Statements Regarding Forward-Looking Information

Statements in this current report on Form 8-K, including the exhibits hereto, that are not reported financial results or other historical information of the Company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  They include, for example, statements relating to: our efforts to continue to reduce costs and increase revenues and profitability, including our cost reduction initiatives; our business outlook; our assessment of market conditions; our liquidity outlook (including the impact of the solvency deficit in certain of our Canadian pension plans), our prospects, growth strategies and strategies for achieving our goals generally; and the industry in which we operate.  Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Resolute Forest Products’ shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this current report include the risks enumerated under “Risk Factors” included as Exhibit 99.4 to this current report.

All forward-looking statements in this current report are expressly qualified by the cautionary statements contained or referred to in this current report and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

The information contained or incorporated by reference in this current report is furnished pursuant to Item 7.01 of Form 8–K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this current report and furnishing the information contained herein the Company makes no admission as to the materiality of any such information.

ITEM 8.01 OTHER EVENTS

In connection with the Offering described in Item 7.01, the Company has updated the risk factors in its periodic reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated risk factors is attached to this current report as Exhibit 99.4 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Preliminary Financial Information for the Quarter Ended March 31, 2013 and other Recent Developments
99.2	Press Release dated April 24, 2013 with respect to the Offering
99.3	Press Release dated April 24, 2013 with respect to the Tender Offer
99.4	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: April 24, 2013	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Preliminary Financial Information for the Quarter Ended March 31, 2013 and other Recent Developments
99.2	Press Release dated April 24, 2013 with respect to the Offering
99.3	Press Release dated April 24, 2013 with respect to the Tender Offer
99.4	Risk Factors